EXHIBIT 32.2

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350 of Chapter 63 of Title 18 of the United States Code), the undersigned officer of Vornado Realty Trust, the sole general partner of Vornado Realty L.P. (the “Company”), hereby certifies, to such officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

June 10, 2005	/s/	Joseph Macnow
	Name:	Joseph Macnow
	Title:	Chief Financial Officer of Vornado
Realty Trust, sole general partner of Vornado Realty L.P.